   As filed with the Securities and Exchange Commission on October 8, 1996
                                            Registration Statement No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ---------

                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933

                                   ---------

                          BORLAND INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

            DELAWARE                                           94-2895440
  (State or other jurisdiction                               (IRS Employer
of incorporation or organization)                         Identification No.)


                                100 Borland Way
                         Scotts Valley, CA 95066-3249
                                (408) 431-1000
         (Address, including Zip Code and telephone number, including
            Area Code, of Registrant's principal executive offices)
                       1990 EMPLOYEE STOCK PURCHASE PLAN
                            1992 STOCK OPTION PLAN
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                           (Full Title of the plan)

                               PAUL W. EMERY, II
                    Vice President, Chief Financial Officer
                          Borland International, Inc.
                                100 Borland Way
                         Scotts Valley, CA 95066-3249
                                (408) 431-1000
           (Name, address, including Zip Code and telephone number,
                  including Area Code, of agent for service)

                                   ---------

                                  Copies to:

                             PETER M. ASTIZ, ESQ.
                               BAKER & McKENZIE
                                660 Hansen Way
                          Palo Alto, California 94304

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
Title of Each Class                                                 Proposed Maximum     Proposed Maximum       Amount of
of Securities to be                                  Amount to be    Offering Price          Aggregate         Registration
    Registered                                        Registered      per Share (1)      Offering Price (1)      Fee (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.........       1,500,000     $6.69                $10,035,000           $3,460.34
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act"). Pursuant to Rule 457(c), the maximum offering price per unit is $6.69, the average of the high and low sales price of a share of the Registrant's Common Stock reported on the National Market System of the NASDAQ Stock Market ("NASDAQ/NMS") on October 2, 1996, and the maximum aggregate offering price is the product of $6.69 and 1,500,000, the number of shares of the Registrant's Common Stock being registered hereby.

(2) The registration fee for the securities being registered hereby has been calculated pursuant to Section 6(b) of the Securities Act and Rule 457(c) promulgated thereunder.

================================================================================
The approximate date of commencement of proposed sale of these securities is as soon as practicable after this Registration Statement becomes effective.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Information Incorporated by Reference.
         -------------------------------------

     These are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     The Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.

     The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

     The Registrant's definitive proxy statement dated August 5, 1996, in connection with the Registrant's Annual Meeting of Shareholders held September 5, 1996, filed pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  Description of Securities.
         -------------------------

     Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.

ITEM 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL") which provides for indemnification of directors and officers.

     Section 145 of the DGCL grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against liabilities for certain of their acts. Article Seventh of the Registrant's Restated Certificate of Incorporation and Article VII of the Registrant's
Bylaws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Section 145 of the DGCL. Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article Seventh of the Restated Certificate of Incorporation of the Registrant eliminates the liability of directors except to the extent that such liability arises (i) from a breach of the director's duty of loyalty to the Registrant or its stockholder, (ii) as a result of acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL relating to the unlawful payment of dividends or unlawful stock purchase or redemption or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

ITEM 8.  Exhibits.
         --------

Exhibit
Number
------

 4.1 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (No. 33-42495)).

 4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 33-42495).

 5.1 Opinion of Baker & McKenzie as to legality of securities being registered.

23.1     Consent of Independent Accountants.

23.2     Consent of Counsel (contained in Exhibit 5.1).

24       Powers of Attorney.

ITEM 9.  Undertakings.
         ------------

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on October 7, 1996.

                                     BORLAND INTERNATIONAL, INC.

                                     By /s/ Paul W. Emery, II
                                       ---------------------------------
                                            Paul W. Emery, II
                                            Chief Financial Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated:

         Signature                  Title                        Date
         ---------                  -----                        ----

            *              Acting Chief Executive Officer     Oct. 2, 1996
-------------------------  (Principal Executive Officer)
    Whitney G. Lynn


             *             Chief Financial Officer            Oct. 2, 1996
-------------------------  (Principal Financial Officer)
    Paul W. Emery, II


             *             Director                           Oct. 2, 1996
-------------------------
     David H. Heller


             *             Director                           Oct. 2, 1996
-------------------------
     Stephen J. Lewis


             *             Director                           Oct. 2, 1996
-------------------------
     William F. Miller


             *             Director                           Oct. 2, 1996
-------------------------
      Harry J. Saal


             *             Director                           Oct. 2, 1996
-------------------------
       George Hara


             *             Director                           Oct. 2, 1996
-------------------------
       Philippe Kahn


*By:  /s/ Paul W. Emery, II
    ------------------------
       Paul W. Emery, II
      Attorney-in-Fact